UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 19, 2025

Date of Report (Date of the earliest event reported)

Bausch + Lomb Corporation

(Exact Name of Registrant as Specified in Its Charter)

Canada	001-41380	98-1613662
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

520 Applewood Crescent

Vaughan, Ontario

Canada L4K 4B4

(Address of Principal Executive Offices)(Zip Code)

(905) 695-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, No Par Value	BLCO	New York Stock Exchange	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On May 19, 2025, Bausch Health Companies Inc. (“BHC”), the majority shareholder of Bausch + Lomb Corporation (the “Company” or “B+L”), entered into respective letter agreements (the “Letter Agreements” and each a “Letter Agreement”) with each of (i) Carl Icahn and the other members of the Icahn Group (as such term is defined in the B+L DANA (as defined below)), (ii) John Paulson and his affiliates (the “Paulson Group”) and (iii) Sarah Kavanagh and her affiliates (the “Kavanagh Group”, and each of the Icahn Group, the Paulson Group and the Kavanagh Group, a “Group”), as overlapping directors on the Board of Directors of the Company (the “B+L Board”) and the Board of Directors of BHC (the “BHC Board”), pursuant to which, each of the Groups, respectively, have agreed that, if such Group engages in a “Specified Action” then such Group shall immediately tender their resignations from the BHC Board and the B+L Board, and (ii) in respect of the Icahn Group Letter Agreement, the Icahn Group shall irrevocably waive its rights under specified provisions of the Amended and Restated Director Appointment and Nomination Agreement dated June 21, 2022 between B+L and certain members of the Icahn Group (the “B+L DANA”), including the right to designate a Replacement Designee (as such term is defined in the B+L DANA). In addition, under each Letter Agreement, respectively, so long as no member of such Group has engaged in a Specified Action, BHC has agreed, among other things, if such person or member of such Group (each a “Group Designee”) is named as a management nominee for election to the B+L Board at any meeting of shareholders of B+L, then BHC shall vote (or cause to be voted) all voting securities of B+L owned or controlled by BHC for each such Group Designee.

“Specified Actions” include any of the following: (i) instigating or supporting any proxy contest against BHC regarding any matter; (ii) presenting (or requesting to present) at any meeting of BHC’s shareholders any proposal for consideration for action by shareholders or engaging in any solicitation of proxies or consents; (iii) granting any proxy, consent or other authority to vote with respect to any matters or depositing any voting securities in a voting trust or subjecting them to a voting agreement (subject to certain exceptions); (iv) seeking, or encouraging any person, to submit nominations in furtherance of a contested solicitation for the election or removal of directors of BHC; or (v) acquiring, offering or proposing to acquire any voting securities or rights to acquire any voting securities that would result in the Icahn Group beneficially owning more than 19.99% of then outstanding common shares of BHC (subject to certain exceptions).

The Company is not a party to any of the Letter Agreements. The foregoing description of the Letter Agreements is qualified in its entirety by reference to BHC’s Current Report on Form 8-K dated May 21, 2025 (the “BHC Form 8-K”), a copy of which was filed on May 21, 2025 under BHC’s profiles with the U.S. Securities and Exchange Commission on its website at www.sec.gov and on SEDAR+ at www.sedarplus.ca.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data File (formatted as Inline XBRL)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH + LOMB CORPORATION

By:	/s/ A. Robert D. Bailey
Name:	A. Robert D. Bailey
Title:	Executive Vice President and Chief Legal Officer

Date: May 21, 2025